Exhibit 99.1

BioScrip Comments on Implementation of

Medicare Home Infusion Transition Benefit

-- Reaffirming Guidance for 2019 Adjusted EBITDA of at least $75 million --

DENVER, November 1, 2018 -- BioScrip, Inc. (NASDAQ: BIOS) ("BioScrip" or the "Company"), the largest independent national provider of infusion and home care management solutions, today announced that the Centers for Medicare and Medicaid Services (“CMS”) published a final rule yesterday afternoon for the implementation of a transitional benefit payment, beginning January 1, 2019, for Medicare Part B home infusion services (the “Cures Fix”).

“The Cures Fix is only one of many positive drivers for our business in 2019 and beyond. While the Company disagrees with CMS’s interpretation of the law, we now have clarity on the final rule, and can reaffirm our guidance for Adjusted EBITDA of at least $75 million in 2019, reflecting our confidence in BioScrip’s underlying business and successful execution across the four key pillars of our Vision 2020 strategy. We are making significant progress in the areas of revenue cycle management, supply chain savings, managed care relationships and core revenue growth,” said Dan Greenleaf, President and Chief Executive Officer of Bioscrip. “Based on CMS’s final rule, we are evaluating the future treatment of Medicare beneficiaries, while also considering possible next steps to ensure this new transitional benefit is implemented as Congress intended.”

About BioScrip, Inc.

BioScrip, Inc. is the largest independent national provider of infusion and home care management solutions, with approximately 2,100 teammates and nearly 70 service locations across the U.S. BioScrip partners with physicians, hospital systems, payors, pharmaceutical manufacturers and skilled nursing facilities to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves.

Forward-Looking Statements – Safe Harbor

This press release includes statements that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements regarding guidance, projections of certain measures of the Company's results of operations, projections of future levels of certain charges and expenses, incremental cost structure improvements and other statements regarding the Company's financial improvement plan and strategy and anticipated effects of the Cures Act. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," "outlook," "aim," "intend," "plan," "believe," "predict," "potential," "continue" or comparable terms. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause actual results to differ materially from those in the forward-looking statement include but are not limited to risks associated with: the Company’s ability to make principal and interest payments on our debt and unsecured notes and satisfy the other covenants contained in its debt agreements; the Company’s ability to grow its core Infusion revenues; the Company's ability to continue to execute its financial improvement plan to reduce operating costs and focus its business on its Infusion Services segment; the Company’s ability to evaluate opportunities for improvement and implement solutions as part of its strategic review process; the success of the Company’s initiatives to mitigate the impact of the Cures Act on its business; reductions in federal, state and commercial reimbursement for the Company's products and services; increased government regulation related to the health care and insurance industries; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company's situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.

Note Regarding Use of Non-GAAP Financial Measures

The Company is providing guidance for 2019 Adjusted EBITDA, which is a non-GAAP (generally accepted accounting principles) financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, impairment of goodwill, stock-based compensation expense, and restructuring, integration and other expenses. As part of restructuring, the Company may incur significant charges such as the write down of certain long−lived assets, temporary redundant expenses, retraining expenses, potential cash bonus payments and potential accelerated payments or terminated costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of BioScrip’s business operations and facilitates comparisons to the Company’s historical operating results. A reconciliation of the Company’s guidance for 2019 Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, is omitted from this press release because the Company is unable to provide such reconciliation without unreasonable effort. This inability results from the inherent difficulty in quantifying certain projected amounts that are necessary for such reconciliation. In particular, sufficient information is not available to calculate certain items required for such reconciliation without unreasonable effort, including interest expense, provision for (benefit from) income taxes and other adjustments that would be necessary to prepare a forward-looking statement of net income (loss) in accordance with GAAP. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Investor Contacts:

Stephen Deitsch	Kalle Ahl, CFA
Chief Financial Officer & Treasurer	The Equity Group
T: (720) 697-5200	T: (212) 836-9614
stephen.deitsch@bioscrip.com	kahl@equityny.com